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                                                                    Exhibit 10.8
                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is hereby entered into between Buffalo Wild Wings, Incorporated, a Minnesota corporation (the "Company") and Lee Sanders ("Employee").

                                    PREAMBLE

     A. Employee has considerable knowledge and experience relating to the business of the Company.

     B. The Company desires to employ Employee and Employee desires to be employed by the Company, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1.   Definitions.

     The following capitalized terms used in this Agreement shall be defined as follows:

     Agreement shall mean this Agreement between the Company and Employee.

     Base Salary shall mean the annual base salary payable to Employee pursuant to Section 4(a) hereof.

     Board shall mean the Board of Directors of the Company.

     Cause shall mean termination of the Employee's employment with the Company by the President because of (1) gross misconduct, dishonesty or disloyalty; (2) willful and material breach of this Agreement by Employee; or (3) conviction or entry of a plea of guilty or nolo contendere to any felony or to any misdemeanor involving fraud, misrepresentation or theft.

     Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

     Company shall mean Buffalo Wild Wings, Incorporated, a Minnesota corporation, any subsidiaries thereof, and any Successors or assigns.

     Company Business means the operation, management and franchising of sports-themed grill and bar restaurants, including but not limited to food production and development, sports-themed grill and bar restaurant and franchise marketing, management operations and any Confidential Information the Company either uses or intends to use in the operation,

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management or franchising of such restaurants, or any other business either conducted by the Company or that the Company is contemplating conducting as of the Date of Termination.

     Competitive Business means any business which operates, manages or franchises other sports-themed grill and bar restaurant businesses or any other business either conducted by the Company or that the Company is contemplating conducting as of the Date of Termination.

     Confidential Information means any information or compilation of information that Employee learns or develops during the course of employment with the Company that derives independent economic value from not being generally known, or readily ascertainable by proper means, by other persons who can obtain economic value from its disclosure or use. It includes but is not limited to trade secrets, inventions, discoveries, and may relate to such matters as manufacturing processes, management systems and techniques and sales and marketing plans and information.

     Good Reason shall mean (1) a substantial reduction in the nature or status of Employee's responsibilities hereunder; (2) a reduction by the Company in the Base Salary of Employee except to the extent permitted by this Agreement; (3) failure by the Company to allow Employee to participate to the full extent in all plans, programs or benefits in accordance with this Agreement; and (4) relocation of Employee's principal office more than 20 miles from its current location. Notwithstanding the foregoing, "Good Reason" shall be deemed to occur only if such event enumerated in (1) through (4) above has not been corrected by the Company within two weeks of receipt of notice from Employee of the occurrence of such event, which notice shall specifically describe such event.

     Term shall mean the term of Employee's employment under Section 3 hereof.

     Permanently Disabled shall mean permanently disabled in accordance with the disability policy (as defined by the Company's Long-Term Disability Insurance
Plan) of the Company as in effect on the date of this Agreement and as evaluated by sufficient documentation including doctors' statements, etc. as requested by the Company.

     Person shall mean an individual, partnership, corporation, estate or trust or other entity.

     President shall mean the individual designated as such by the Board of Directors.

     Successor shall mean any entity acquiring substantially all of the assets of the Company or a corporation into which the Company is merged or with which it is consolidated.

2.   Employment and Duties.

     (a) General. The Company hereby agrees to employ Employee as its Vice President Franchise Sales and Development upon the terms and conditions set forth in this Agreement and Employee agrees to serve as the Vice President Franchise Sales and Development of the Company. Employee shall perform the duties and assume the responsibilities and obligations contemplated by this position and shall perform such other duties and undertake such other

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responsibilities and obligations, consistent with this position, as the
President shall determine from time to time.

     (b) Exclusive Services. The Employee shall (i) devote Employee's full business time and attention and best efforts to the business and affairs of the Company, (ii) use Employee's best efforts to promote and further the interests of the Company, (iii) faithfully and diligently perform Employee's responsibilities and duties hereunder; and (iv) act in a competent and professional manner which reflects positively upon the Company.

     (c) No Other Employment. Throughout the Term, Employee shall not, directly or indirectly, render services to any other person or organization for which the Employee receives compensation (excluding volunteer services and reasonable compensation involved in serving as a director on any board of directors) without the consent of the President or otherwise engage in activities which would interfere significantly with the performance of Employee's duties hereunder.

3.   Term of Employment.

     (a) Commencement. The term of this Agreement shall be effective as of August 20, 2001 and may not be terminated except as expressly provided herein.

     (b) Term. Unless extended by mutual consent or as provided in Section 3(c) below, this Agreement shall terminate on the first (1st) anniversary of the Effective Date (such one-year period being hereinafter referred to as the "Term").

     (c) Automatic Extension. Following the initial expiration date of the Term, this Agreement shall be deemed extended from year to year ("Extension Year") unless, no later than three (3) months prior to the end of the Term (or any Extension Year), the Company or the Employee shall have notified the other party in writing that the Company or the Employee does not elect to extend the Term (or any Extension Year) past its then expiration date, or if the Employee's employment is terminated for whatever reason.

4. Compensation and Other Benefits. Subject to the provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits to Employee during the Term as compensation for services rendered hereunder.

     (a) Base Salary. The Company shall pay to Employee a Base Salary per annum, payable in accordance with the Company's standard payroll practices. The Company shall be entitled to deduct or withhold all taxes and charges which the Company may be required to deduct or withhold therefrom. The Base Salary will be reviewed not less than annually by the President and may be increased or reduced; provided, however, that any reduction shall be permitted only if the Company then reduces the base compensation of its employees generally and shall not exceed the average percentage reduction for all such employees.

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     (b) Other Plans. The Employee shall be entitled to participate in additional Company stock option plans or other equity plans or programs, if any, in which employees of the Company are eligible to participate generally as may be determined by the Board of Directors.

     (c) Employee Benefit Plans. At all times during the Term, Employee shall, unless prohibited by the Code or other applicable law, be eligible to participate in pension and welfare plans and programs of the Company for employees, currently existing or subsequently adopted, including the following:

          (i) all qualified benefit plans and programs (e.g. defined contribution, supplemental retirement and Section 401(k) plans, long-term disability and life insurance plans and programs);

          (ii) all hospitalization and medical plans and programs;

          (iii) all retirement plans and programs (with the exception of the Company's retirement life insurance plan); and

          (iv) all deferred compensation programs.

5. Termination of Employment for Cause; Resignation; and Termination Caused by Death or Permanent Disability.

     (a) Compensation and Benefits. If Employee's employment is terminated by the Company for Cause, if Employee resigns from employment hereunder, or if Employee's employment is terminated as a result of death or Permanent Disability, then Employee shall not be eligible to receive any compensation or benefits, or to participate in any plans or programs under Section 4 hereof with respect to future periods after the date of such termination or resignation except for the right to receive benefits under any plan or program, to the extent vested, in accordance with the terms of such plan or program and except for benefits provided in accordance with customary practices of the Company at Employee's expense (e.g., hospitalization and medical insurance).

     (b) Date of Termination. The date of termination of Employee's employment by the Company under this Section 5 shall be effective immediately after written notice of termination, on the date of Employee's death, or on the date Employee becomes Permanently Disabled. The date of resignation by Employee under this
Section 5 shall be one (1) month after receipt by the Company of written notice of resignation, unless the Company agrees to a lesser period.

6. Termination of Employment Without Cause; Resignation for Good Reason; and Failure to Extend Employment Agreement.

     (a) Compensation and Benefits. If Employee's employment is terminated by the Company without Cause, if Employee resigns for Good Reason, or if the Company fails to extend this Agreement, Employee shall be entitled to receive from the Company an amount equal to half of Employee's Base Salary, payable during the six months following the date of

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termination in accordance with the Company's standard payroll practices. The
Company shall be entitled to deduct or withhold all taxes and charges which the Company may be required to deduct or withhold therefrom.

     (b) Date of Termination. The date of termination of Employee's employment by the Company under this Section 6 shall be one (1) month after receipt by Employee of written notice of termination, written notice of resignation based on Good Reason, or three (3) months after receipt by Employee of written notice that the Company will not extend this Agreement.

7. Confidential Information. Employee agrees not to directly or indirectly use or disclose Confidential Information for the benefit of anyone other than the Company, either during or after employment, for as long as the information retains the characteristics of Confidential Information described in Section 1 above.

8. Return of Documents and Property. All documents and tangible items provided to Employee by the Company, or possessed by or created by Employee for use in connection with Employee's employment, are the property of the Company and shall be promptly returned to the Company on termination of employment together with all copies, recordings, abstracts, notes or reproductions of any kind made from or about the documents and tangible items or the information they contain.

9. Noncompetition. In consideration of Employee's rights under this Agreement, including without limitation Section 6 hereof, Employee agrees that, from and after the Effective Date and continuing until the six-month anniversary of termination or cessation of Employee's employment with the Company, Employee will not, individually or in any capacity with another legal entity:

          (i) directly or indirectly, own any interest in, control, be employed by or associated with, or render services to, any person, entity, or subsidiary, subdivision, division, or joint venture of such entity in connection with a Competitive Business within fifteen
               (15) miles of any Company Business or within fifteen (15) miles of any location in which the Company intends to actively operate a Company Business (excepting passive holdings for investment purposes of not more than one percent (1%) of the securities of any company);

          (ii) directly or indirectly, solicit any of the Company's present or future employees for the purpose of hiring them or inducing them to leave their employment with the Company;

          (iii) directly or indirectly, solicit, attempt to solicit, interfere, or attempt to interfere with the Company's relationship with its customers or potential customers, suppliers, or franchisees on behalf of Employee or any other person or entity engaged in the of a Competitive Business.

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10. Breach of the Noncompetition or Confidentiality Provisions of this
Agreement. In addition to any other relief or remedies afforded by law or in equity, if Employee breaches Sections 7 or 9 of this Agreement, Employee agrees that the Company shall be entitled, as a matter of right, to injunctive relief in any court of competent jurisdiction plus reasonable attorneys' fees for securing such relief. Employee recognizes and hereby admits that irreparable damage will result to the Company if he violates or threatens to violate the terms of Sections 7 or 9 of this Agreement. This Section 10 shall not preclude the granting of any other appropriate relief including, without limitation, money damages against Employee for breach of Sections 7 or 9 of this Agreement.

11. Effect of Other Obligations. It is intended that the obligation of the parties to perform the terms of this Agreement is unconditional and does not depend on the performance or non-performance of any terms, duties or obligations not specifically recited in this Agreement.

12. Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, any Successor to or assigns of the Company, and Employee's heirs and the personal representative of Employee's estate.

13. Severability. If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

14. Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

15. Governing Law. All matters affecting this Agreement, including the validity thereof, are to be governed by, interpreted and construed in accordance with the laws of the State of Minnesota.

16. Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery or certified mail, return receipt requested. If addressed to Employee, the notice shall be delivered or mailed to Employee at the address specified under Employee's signature hereto, or if addressed to the Company, the notice shall be delivered or mailed to the Company at its employee offices to the attention of the President of the Company. A notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by certified mail, on the date shown on the applicable return receipt.

17. Supersedes Previous Agreements. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof, all such other negotiations, commitments, agreements and writings will

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have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing will have no further rights or obligations thereunder.

18. Headings; Construction. The headings of Sections and paragraphs herein are included solely for convenience of reference and sthall not control the meaning or interpretation of any of the provisions of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

19. Benefit. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its President pursuant to the authority of its Board, and Employee has executed this Agreement, effective as of August 20, 2001.

                                                EMPLOYEE:


                                                   /s/ Lee Sanders
                                                   -----------------------------
                                                   Lee Sanders

                                                   -----------------------------
                                                   Address


                                                THE COMPANY:

                                                   BUFFALO WILD WINGS,
                                                   INCORPORATED


                                                   /s/ Sally J. Smith
                                                   -----------------------------
                                                   Sally J. Smith, President

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